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                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                       FORM 8-K

                                   CURRENT REPORT


                          Pursuant to Section 13 or 15(d) of
                       the Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported): October 7, 1997
                                                  ---------------

                           North American Scientific, Inc.
              ---------------------------------------------------------
                (Exact name of registrant as specified in its charter)




        Delaware                        0-26670               51-0366422
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(State or other jurisdiction         (Commission           (I.R.S. Employer
     of incorporation)               File number)          Identification No.)



7435 Greenbush Avenue, North Hollywood, CA                    91605
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(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code: (818) 503-9201
                                                    --------------



          ------------------------------------------------------------------
             Former name or former address, if changed since last report

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Item 5.  OTHER EVENTS

    On October 7, 1997, the Company entered into an Exclusive Manufacturing and Supply Agreement with RadioMed Corporation, a Delaware corporation, for the manufacture of products utilizing ion implantation technology. Ion implantation technology allows for the implantation of radioisotopes into certain medical devices, for use in the treatment of cancer. Pursuant to the agreements with RadioMed, the Company will be the exclusive manufacturer for all of RadioMed's requirements for such products in North America. In addition, on October 7, 1997 the Company made a loan to RadioMed in the form of a 10% convertible subordinated note, which matures 10 years after issuance. The initial term of the Exclusive Manufacturing and Supply Agreement with RadioMed is for the period of time the Company maintains an investment of at least 50% of the value of the note, and for one year thereafter. Copies of the Exclusive Manufacturing and Supply Agreement and the Note Purchase Agreement are attached hereto as Exhibits 10.1 and 10.2 respectively.

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                                      SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: October 7, 1997       NORTH AMERICAN SCIENTIFIC, INC.
                             (Registrant)

                             By:    /s/ L. Michael Cutrer
                                  ----------------------------------------------
                                  Name: L. Michael Cutrer
                                  Title: President, Chief Executive Officer
                                         and Director
                                         (Principal Executive, Financial and
                                         Accounting Officer)

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                                        INDEX



Exhibit
Number    Description of Document
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10.1      Exclusive Manufacturing and Supply Agreement dated October 7, 1997 between North American Scientific, Inc. and RadioMed Corporation.

10.2 Note Purchase Agreement dated October 7, 1997 between North American Scientific, Inc. and RadioMed Corporation.